OFFICE LEASE
                                       FOR
                      INTERCONTINENTAL PROFESSIONAL CENTER

         THIS LEASE is dated as of May 10, 1999 by and between FINANCE TEAM OF AMERICA and or assigns, a Florida corporation, having an office at Weston, Broward County, Florida ("Landlord"), and REGENESIS HOLDINGS, INC. having an office at Weston, Florida ("Tenant").

                              I. DEMISE OF PREMISES

         Landlord hereby leases to Tenant and Tenant leases from Landlord the Premises located in the Building, together with nonexclusive right to use, in common with Landlord and others, the following portions of the Building and
Land: the entrance foyer and lobby, the corridors and lavatories on which the Premises are situated and the exterior sidewalks and driveways.

                            II. SUMMARY OF THE TERMS

         As used in this Lease, the following terms shall have the following meanings:

         A. Premises: That part of the Building outlined on the attached Plan showing the Premises, called Building D, Suite 103, Section 1.

         B. Building: The Building Intercontinental Professional Center, on the Land, shall have an address of 1555 North Park Drive, Suite 103, Weston, Florida 33326, as shown on the attached plan.

         C.       Land: The real property shown on the Land and Building Plan.

         D. Office Park: If indicated on the Land and Building Plan, the office park, including land and buildings, of which the Land and Building are a part.

         E. Building Manager: Eric Castro at _________________________________
or such other Person as Landlord may designate.

         F. Commencement Date: The later of May 10, 1999 (the expected Commencement Date), or that date on which the Premises are substantially completed pursuant to Section 1 of the Lease.

         G. Termination Date: August 10, 1999 - Thereafter, provided Tenant is not in default under the terms, covenants and conditions of this lease and Landlord agrees, Tenant shall have the option to renew this Lease for three additional Months upon the same terms and conditions contained herein. Tenant shall provide Landlord with written notice to exercise this renewal option at least 15 day(s) prior to any Termination Date.

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         H. Lease Month: A 30 day period, the first of which shall commence on the Commencement Date if it is the first day of a week, otherwise, on the first day of the week next following the Commencement Date, and each subsequent Lease month shall begin on successive anniversaries of the commencement of the first Lease Year.

         I. Term: A period commencing on the Commencement Date and expiring at midnight on the Termination Date, unless sooner terminated as provided in this Lease.

         J. Base Rent and Expenses & Monthly Installments of Base Rent and
Expenses:

                                      Base Rent and                     Monthly Installments
                  Lease Year        Expenses Per Annum*               of Base Rent & Expenses*
                                            (*expenses subject to annual adjustment)
                  1999-2000           $12,000.00                            $4,000.00

         It being understood that the Base Rent commences at $20.00 per sq.

         K. Usable Square Feet: 2,000.00 Rentable Square Feet (1.15 FACTOR):
2,000

         L. Tenant's Proportionate Share of the Building and Common Areas:

         M. Intentionally Omitted.

         N. Base Stop: $4.00 per square foot of rentable Building Area.

         O. Security Deposit: $4,000. First month's rent due at time of occupancy.

         P. Landlord's mailing Address: 1555 N. Park Drive, Suite 101, Weston, Florida 33326.

         Q. Tenant's Mailing Address:
            Prior to Commencement Date: __________________
            As of Commencement Date: The Premises.

         R. Normal Business Hours: The hours from 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, except recognized holidays. Tenant shall have access to the demised premises 24 hours per day.

         S. State: The State of Florida

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         T. Parking Spaces: Tenant shall be entitled to the nonexclusive use in common with Landlord and others of four parking spaces per 1000 useable square feet in the outdoor parking area which is shown on the Land and Building Plan. Landlord reserves the right to modify the parking area layout or control, assign parking spaces, and/or to do other things in the parking area that Landlord, in its discretion, deems in the best interest of the building. Landlord should not be liable for any damage to, or any theft of any vehicle or its contents in the parking area.

         U. Broker: NONE

         V. Permitted Use: In addition to general office purposes: None. The Premises shall be used for general offices and shall not be used for any retail, manufacturing, warehouse or any other use.

         W. Radon Gas: Radon gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings of Florida. Additional information regarding radon and radon testing may be obtained.

                                III. ATTACHMENTS

         The attachments listed below are incorporated in this Lease and are to be constructed a part hereof:

1.       General Terms, Covenants and Conditions
2.       Plan showing the premises
3.       Rules and Regulations
4.       Expense Escalation
5.       Lease Guarantee
6.       Exhibit A

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

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease or have caused this Lease to be executed.

LANDLORD:                                          TENANT:
Finance Team Of America                            Regenesis Holding, Inc.


By:______________________________                  By:  /s/ Russell Adler
                                                      --------------------------

                                                   Russell Adler
                                                   -----------------------------
                                                   (Print Name)

By:   /s/             , President                  Its: /s/
   ------------------------------                     --------------------------
                                                        (Title)

Witnessed:                                         Witnessed:


---------------------------------                  -----------------------------


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

                              RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts or stairways of the Building shall not be obstructed or used for any purpose other than ingress and egress to and from the Tenant's premises.

2. Nothing shall be attached to the outside walls or windows of the Building. No curtains, blinds, shades, or screens shall be used in connection with any exterior window or door of the Tenant's premises, except as prior approved by Landlord as an acceptable Building standard.

3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside, or inside if visible from the outside, of the Tenant's premises or the Building without the prior consent of the Landlord.

4. The restrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed. No Tenant shall bring or keep any inflammable, combustible, explosive or hazardous fluid, material, chemical or substance in or about the Tenant's premises without Landlord's prior consent.

5. No Tenant shall mark, paint, nail, tape or drill into any part of the Building except the premises, and then only with the prior consent of Landlord. No Tenant shall install any resilient tile or similar floor covering in the Tenant's premises except in a manner approved by Landlord.

6. No bicycles, vehicles or animals of any kind shall be brought into the Tenant's premises (except as may be required by handicapped persons). No cooking shall be done or permitted in the Building by any tenant without the approval of Landlord, except as is customary for general office purposes (such as the use of microwave ovens and coffee machines). No Tenant shall cause any unusual or objectionable odors to emanate from the tenant's premises.

7. No Tenant shall create, or permit to be created, any nuisance, or interfere with other tenants or occupants of the Building or neighboring buildings or Premises.

8. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. Each Tenant shall upon termination of its tenancy deliver to Landlord all keys of stores, offices and restrooms obtained by such Tenant.

9. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's reasonable opinion impairs the reputation of the Building.

10. If the Tenant's premises become infested with vermin, such Tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the

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satisfaction of Landlord and shall employ such exterminators therefor as shall be approved by Landlord.

11. No premises shall be used, or permitted to be used for lodging or sleeping, or for any illegal purpose.

12. The requirements of Tenants will be attended to only upon application at the office of the Building Manager, Building employees shall not be required to perform any work outside of their regular duties, unless under specific instructions from the office of Building Manager.

13. Canvassing, soliciting and peddling in the Building are prohibited and each Tenant shall cooperate in seeking their prevention.

14. In the delivery or receipt of merchandise, freight or other matter, only hand trucks or other means of conveyance equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require shall be used.

15. With respect to work being performed by a Tenant in its premises with the approval of Landlord, the Tenant shall refer all contractors, contractor's representatives and installation technicians to the Building Manager for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building including installation of telephones, electrical devices and attachments.

16. Each Tenant and all of Tenant's Representatives shall observe and comply with the driving and parking signs and markers on the Land and the Office Park and Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

17. No radio or television antenna, loudspeaker, music system or other device shall be installed on the roof or exterior walls of the Building or on common walls with adjacent tenants.

18. No material shall be placed in the trash boxes or receptacles in the Building unless such material may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any Laws governing such disposal. All garbage and refuse disposal shall be made only through entry-ways provided for such purposes and at such times as Landlord shall delegate.

19. Intentionally Omitted.

20. Tenant shall pay to Landlord the costs incurred by Landlord for extra or unusual cleaning required because of the condition or nature of the Premises.


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21. No vending machines of any kind shall be installed in the Tenant's premises, except by Landlord upon the Tenant's request. Only Landlord may install vending machines in the Building and Landlord shall receive all of the revenue derived therefrom.









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